EX-10.1

                          THE PROMUS COMPANIES INCORPORATED

                                1990 STOCK OPTION PLAN

                             (as amended April 29, 1994)


          A.   Purpose

               The purpose of The Promus Companies Incorporated 1990 Stock Option Plan (the "Plan") is to attract and retain outstanding key employees and to provide an incentive to, and encourage stock ownership in The Promus Companies Incorporated, a Delaware corporation (the "Company"), by those employees responsible for the policies and operations of the Company or its Subsidiaries. As used herein, "Subsidiary" means any domestic or foreign corporation, at least 50% of the outstanding voting stock or voting power of which is beneficially owned, directly or indirectly, by the Company.

          B.   Administration

               1. This Plan shall be administered by the Human Resources Committee (the "Committee") of the Board of Directors (the "Board") of the Company. The Committee shall consist of not less than three members of the Board of Directors. No person shall be appointed to the Committee (i) who is (or has been during the one-year period prior to such appointment) eligible to receive an award under the Plan or any other stock, stock option or stock appreciation right plan of the Company, a Subsidiary or a Parent Company other than a plan or provision of a plan specifically developed for, or made available to, members of the Board who are not employees and which otherwise complies with subsection
          (b)(1)(iii) of Rule 16b-3 ("Rule 16b-3") under Section 16 ("Section 16") of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provision; or (ii) who has received options under the Plan if at the time of such appointment, the options have not been exercised. As used herein, "Parent Company" means any domestic or foreign corporation that beneficially owns, directly or indirectly, at least 50% of the outstanding voting stock or voting power of the Company.

               2. The Committee shall have full authority and discretion to determine, consistent with the provisions of this Plan other than with respect to Replacement Options (as defined below): (1) the employees who should be granted options; (2) whether the option or options shall be an incentive stock option or a non-qualified stock option; (3) the times at which options shall be granted; (4) subject to Section F, the option price of the shares subject to each option; (5) the number of shares subject to each option; (6) subject to Section I, the period during which each option becomes exercisable; and (7) other terms and conditions of each option.





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               3.  The Committee shall further have discretion at any time and from time to time to accelerate the date or dates when outstanding options become exercisable and to decrease the option price of outstanding options. The Committee may in its discretion change any incentive stock option to a non-qualified stock option without liability to any employee who has received options under this Plan (an "Optionee"). The Committee shall also have full authority and discretion to adopt such rules, regulations and procedures as it shall deem necessary for the administration of the Plan and to interpret, amend or revoke any such rules, regulations or procedures.

               4. The Committee may in its discretion provide in the terms of any stock option (other than a Replacement Option) that the number of Shares subject to such option will be decreased if the participant's grade level is reduced by the Company, any Subsidiary or any Parent Company, for performance, by reason of change in job functions or responsibilities, or by reason of transfer to a different position during the term of the option. Options that become exercisable prior to the reduction in the option award shall not be affected.

               5. The Committee's interpretation and construction of any provisions of this Plan or any option granted hereunder shall be final, conclusive and binding upon all Optionees, the Company and all other interested parties.

          C.   Eligibility

               1. The Committee shall from time to time determine the key management employees of the Company and any of its Subsidiaries who shall be granted options (other than Replacement Options) under the Plan. No incentive stock option shall be granted to any director of the Company who is not an employee of the Company, any of its Subsidiaries or any of its Parent Companies. An employee who has been granted an option may be granted an additional option or options under this Plan if the Committee shall so determine. The granting of an option under this Plan shall not affect any outstanding stock option previously granted to an Optionee under this Plan or any other plan of the Company, a Subsidiary or a Parent Company.

               2. Each employee of the Company who prior to the merger (the "Merger") of Bass (U.S.A.) Hotels, Incorporated, a Delaware corporation ("Merger Sub"), with and into Holiday Corporation ("Holiday") pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") among Holiday, Holiday Inns, Inc., the Company, Bass plc, Merger Sub and Bass (U.S.A.) Hotels, Incorporated, a Tennessee corporation, dated as of August 24, 1989, as amended, held options to purchase Holiday common stock issued under Holiday's 1977 Incentive Stock Option Plan or 1989 Stock Option Plan (collectively, "Holiday Stock Options") and which options were not exercised prior to the Merger shall, in lieu and upon cancellation of such Holiday Stock


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          Options, be issued an option (a "Replacement Option") to purchase shares of the $1.50 par value common stock ("Common Stock") of the Company under the Plan subject to the following terms:

                    (1) Upon the consummation of the Merger each such employee shall hereby be issued, without the requirement of any additional act of the Committee, a Replacement Option to purchase the number of shares of Common Stock (rounded upward to the nearest full share) with a per share exercise price, (rounded downward to the nearest cent) determined to preserve each such Holiday Stock Option's value as of the time of the Merger (such value being the product of (A) the difference between (i) the sum of (x) the fair market value of a share of Common Stock (as defined for purposes of this paragraph only, below), (y) the fair market value of a share of Bass plc stock (as defined for purposes of this paragraph only, below) multiplied by the number of shares of Bass plc stock to be issued for each outstanding share of Holiday common stock in the Merger (assuming all Holiday Stock Options have been exercised) and (z) the amount of the special cash dividend to be paid with respect to each share of Common Stock as contemplated in the Merger Agreement and
               (ii) such Holiday Stock Option's exercise price per share, and (B) the number of shares of Holiday common stock subject to such Holiday Stock Options). For purposes of this paragraph, the fair market value of a share of Common Stock shall be deemed to be equal to the average of the closing prices of a share during the ten trading days following the effective time of the Merger as reported on the New York Stock Exchange. If the special cash dividend has not been paid on the date of the effective time of the Merger, the above calculation will be adjusted to preserve the intended reduction. For purposes of this paragraph only, the fair market value of a share of Bass plc stock shall be deemed to be equal to the "Market Value Per Bass Share," as defined in the Merger Agreement.

                    (2) Replacement Options granted in exchange for vested Holiday Stock Options shall be vested, and Replacement Options granted in exchange for unvested Holiday Stock Options shall be unvested and subject to the same vesting schedules as the Holiday Stock Options surrendered in exchange therefor.

                    (3) Replacement Options shall be subject to the same terms as the Holiday Stock Options they replace, including dates of expiration and the inclusion of stock appreciation rights, if applicable, except that the Replacement Options shall vest based on continued employment with the Company and all references made to Holiday or any of its subsidiaries shall be deemed references to the Company and its subsidiaries. The Replacement Options shall comply in all other respects with the Plan.



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                    (4)  The Replacement Options shall be evidenced by
               option agreements or certificates.

          D.   Shares of Stock Subject to this Plan

               1. The number of shares which may be issued pursuant to the options granted by the Committee under this Plan shall not exceed 1,200,000 shares of Common Stock.* Such shares may be authorized and issued shares or shares previously acquired or to be acquired by the Company and held in treasury. Any shares subject to an option which expires for any reason, is forfeited, or is terminated unexercised as to such shares may again be subject to an option under this Plan. To the extent that a stock appreciation right shall have been exercised and paid in cash, the number of shares subject to the related option, or portion thereof, may again be subject to an option under this Plan.

          ____________
          * The number of shares available for the issuance of options immediately prior to the March 8, 1993 record date of the 2 for 1 stock split was multiplied by two pursuant to action taken by the Committee on February 25, 1993. The number of shares available for the issuance of options immediately prior to the November 8, 1993 record date of the 3 for 2 stock split was multiplied by 1.5 pursuant to action taken by the Committee on October 29, 1993.

               2. If the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares or otherwise, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which options may be granted, including adjustments of the limitations in paragraph 1 on the maximum number and kind of shares which may be issued on exercise of options. Adjustments made by the Committee shall be final, conclusive and binding upon all Optionees, the Company and all other interested parties.

               3. Effective April 30, 1993, the number of authorized shares which may be issued pursuant to the options granted by the Committee under the Plan is increased by an additional 1,500,000 shares.

               Effective April 29, 1994, the maximum number of options that can be granted in any one year period to one employee shall be options for 250,000 shares, provided that this limit shall be appropriately adjusted by the Committee in accordance with Section D.2 hereof.



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          E.   Issuance and Terms of Option Certificates

               Each key management employee to whom an option is granted under this Plan shall be entitled to receive an appropriate certificate evidencing his option and referring to the terms and conditions of this Plan.

          F.   Option Price

               1. Each option shall state the number of shares to which it pertains and shall state the option price. The option price for Replacement Options shall be as set forth in Section C(2). Subject to the foregoing, the option price of incentive stock options shall not be less than 100% (110% in the case of an option granted to an individual owning (within the meaning of Section 425(d) of the Internal Revenue Code of 1986, as amended (the "Code")) more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Company) of the Fair Market Value of the Common Stock on the date the option is granted. The option price of non-qualified stock options shall not be less than $1.50 per share. Provided, that non-qualified options shall not be issued under this Plan at less than the average of the high and low prices of the Company's Common Stock on the principal exchange or system where the Common Stock is traded on the date that the option is granted or, if such date is not a trading day, the preceding trading day. "Fair Market Value" of a share of Common Stock as of a given date shall be: (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on the day previous to such date, or if shares were not traded on the day previous to such dates, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith; provided that if there has been no sale of Common Stock during the 30-day period prior to the date of the calculation provided for in this sentence, then such stock shall not be considered to be trading on an exchange or quoted on the NASDAQ or successor quotation system.



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               2.  The option price shall be payable in United States
          dollars upon the exercise of the option and may be paid in cash, by check, or in shares of Common Stock having a total Fair Market Value on the date of exercise equal to the option price. The Company may also permit the option price incurred by reason of the exercise of an option to be satisfied by withholding shares (that would otherwise be obtained upon such exercise) having a Fair Market Value equal to the aggregate option price of the exercised option. The Company may permit Optionees to use cashless exercise methods that are permitted by law and in connection therewith the Company may establish a cashless exercise program including a program where the commissions on the sale of stock subject to an exercised option are paid by the Company.

               3. The proceeds received by the Company from the sale of Common Stock subject to option are to be added to the general funds of the Company and used for its corporate purposes.

          G.   Treatment of Certain Options; Certain Limitations on Grant

               1. Subject to the provisions of this Section G, the Committee may grant under this Plan both incentive stock options under Section 422A of the Code and non-qualified stock options not subject to Section 422A of the Code.

               2. To the extent that the aggregate Fair Market Value (determined at the time the option is granted) of the stock with respect to which incentive stock options (within the meaning of Section 422A of the Code, but without regard to Section 422A(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any Parent Company) shall exceed $100,000, such options shall be taxed as non-qualified options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they are granted.

               3. Incentive stock options granted hereunder shall at the time of grant qualify as "incentive stock options" under Section 422A of the Code.

          H.   Stock Appreciation Rights

               1. At the discretion of the Committee (other than with respect to Replacement Options), any option granted under this Plan may include a stock appreciation right. The Committee may impose conditions upon the grant or exercise of the stock appreciation right which conditions may include a condition that the stock appreciation right may only be exercised in



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          accordance with rules and regulations adopted by the
          Committee from time to time. Such rules and regulations may govern the right to exercise the stock appreciation right granted prior to the adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter. The Committee may amend any outstanding option or options to grant stock appreciation rights with respect to the shares covered by any such option or options if the original option or options did not contain such rights.

               2. A "stock appreciation right" is the right of an Optionee, without payment to the Company (except for applicable withholding taxes), to receive the excess of the Fair Market Value over the option price per share as provided in the related underlying option. A stock appreciation right shall pertain to, and be granted only in conjunction with, a related underlying option granted under this Plan and shall be exercisable and exercised only to the extent that the related option is exercisable. The number of shares of Common Stock subject to the stock appreciation right shall be all or part of the shares subject to the related option, as determined by the Committee. The stock appreciation right shall either become all or partially non-exercisable and shall be all or partially forfeited if the exercisable portion, or any part thereof, of the related option is exercised and vice versa. A stock appreciation right may only be exercised if the Fair Market Value per share of the Common Stock on the exercise date exceeds the option price per share under the related underlying option.

               3. Subject to any restrictions or conditions imposed by the Committee, a stock appreciation right may be exercised by the Optionee as to a number of shares of the Common Stock under its related option only upon the surrender of exercise rights with respect to a like number of shares of the Common Stock available to the exercisable portion of the related option. Upon the exercise of a stock appreciation right and the surrender of the exercisable portion of the related option, the Optionee shall be awarded cash, shares of the Common Stock or a combination of shares and cash at the discretion of the Committee. The award shall have a total value equal to the product obtained by multiplying (i) the excess of the Fair Market Value per share on the date on which the stock appreciation right is exercised over the option price per share by (ii) the number of shares subject to the exercisable portion of the related option so surrendered.

               4. The portion of the stock appreciation right which may be awarded in cash shall be determined by the Committee from time to time. The number of shares awardable to an Optionee with respect to the non-cash portion of a stock appreciation right shall be determined by dividing such non-cash portion by the Fair Market Value per share on the exercisable date. No fractional shares shall be issued.




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          I.   Term and Exercise of Options and Stock Appreciation Rights

               Each option and stock appreciation right granted under this Plan shall be exercisable on the dates and for the number of shares as shall be provided in the option certificate evidencing the option granted by the Committee and the terms thereof. An Optionee may exercise his option only by delivering to the Company written notice of intent to exercise and by complying with all terms of such option. No stock option shall be exercisable after the expiration of ten years and one day (ten years in the case of an incentive stock option) from the date of grant of the option or, in the case of an incentive stock option granted to an Optionee owning (within the meaning of Section 425(d) of the Code), at the time the option was granted, more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Company, the expiration of five years from the date of grant of the option. Provided, however, that where death, retirement for age or determination of disability occurs during the one year period ending ten years and one day from the date of grant of the option, no option that is not an incentive stock option shall be exercisable after the expiration of eleven years and one day from the date of grant of the option. With respect to persons subject to the provisions of Section 16(b): (i) except in the case of death or disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, no stock appreciation right related to any stock option shall be exercisable earlier than six months from the date of grant of the stock appreciation right, (ii) where an outstanding option is subsequently amended to include the grant of a stock appreciation right, no such stock appreciation right shall be exercisable earlier than six months from the date of grant of such right and (iii) a stock appreciation right may only be exercised during the period beginning on the third business day following the date of the Company's release of its quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

          J.   Nontransferability

               No option, stock appreciation right or interest or right therein or part thereof shall be subject to liability for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to liability for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section J shall prevent transfers by will or by the applicable laws of descent and distribution.




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          K.   Requirements of Law

               The granting of options and the issuance of shares of Common Stock upon the exercise of an option or of a stock appreciation right or the awarding of cash upon the exercise of a stock appreciation right shall be subject to all applicable laws, rules and regulations and shares shall not be issued except upon approval of proper government agencies or stock exchanges as may be required.

          L.   Termination of Employment

               If an Optionee shall cease to be employed by the Company or its Subsidiaries as a result of retirement for age or disability, he may (subject to Section I), but only within a period of ninety days (one year in the case of options that are not incentive stock options) beginning the day following the date of such termination of employment (or the date of determination of disability for options that are not incentive stock options), exercise his option or his stock appreciation right, to the extent that he was entitled to exercise it at the date of such termination of employment (or the date of determination of disability for options that are not incentive stock options). Termination for any other reason (other than death) shall result in cancellation of the option or stock appreciation right as of the close of business on the date of such termination. For purposes of this Plan, termination of employment means removal from the Company's payroll unless otherwise agreed by the Company and the Optionee.

          M.   Death of Optionee

               In the event of the death of an Optionee while in the employ of the Company, its Subsidiaries or its Parent Companies, the option or stock appreciation right theretofore granted to him shall be exercisable within a period of one year after the date of death and then only if and to the extent that he was entitled to exercise it at the date of his death including any option that may have been accelerated by reason of his death. Such exercise shall be made only by the executor or administrator of his estate (upon presenting proper proof of appointment and authority to act) or by the person or persons to whom his rights under the option shall have passed by his will or by the applicable laws of descent and distribution subject to the Company being properly assured and legally advised of the rights of such beneficiaries.

               Notwithstanding the provisions of Sections I, L and M herein or any other provisions of the Plan, an Optionee with ten years of service shall have a two year period, and an Optionee with twenty years of service shall have a three year period, after retirement for age, death or determination of disability to exercise any option to the extent it was exercisable on the date of such event, provided that (1) for incentive stock options this two or three year period will not extend beyond the normal term of the option, and (2) for




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          non-incentive stock options, the normal term of the option will be extended up to a maximum term of thirteen years and one day to accommodate the two or three year extension in cases where retirement, death or determination of disability occurs within the three years prior to the end of the normal term of the option.

          N.   Adjustments

               If the outstanding shares of the Common Stock subject to options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company or any other corporation by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares or otherwise, the Committee may:

                    (1) in its absolute discretion and on such terms and conditions as it deems appropriate, make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding options, or portions thereof then unexercised, shall be exercisable; or

                    (2) in its absolute discretion and on such terms and conditions as it deems appropriate, provide, coincident with, or after the grant of any option, that such option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company; and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such option or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, recapitalization, reclassification, liquidation or dissolution, that, for some period of time prior to such event, such option shall be exercisable as to all or any part of the shares subject thereto, notwithstanding anything to the contrary in this Plan and/or in any installment provisions of such option and that, upon the occurrence of such event, any option that is not exercised shall terminate and be of no further force and effect; or

                    (3) in its absolute discretion, provide that even if the option shall remain exercisable after any such event, from and after such event, any such option shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of the number of shares of stock for which such option could have been exercised immediately prior to such event;provided, however, that if the Committee provides that any option shall not be exercisable after such event, it shall provide written notice to all holders of vested options of the occurrence of such event not less than 10 days prior to the occurrence of such event. Any adjustment or determination made by the Committee pursuant to this Section N shall be conclusive, final and binding upon all Optionees, the Company and all other interested parties.



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          O.   Claim to Stock Option, Ownership or Employment Rights

               No employee or other person shall have any claim or right to be granted options or stock appreciation rights under this Plan. No Optionee, prior to issuance of the stock, shall be entitled to voting rights, dividends or other rights of stockholders except as otherwise provided in this Plan or except as may be approved by the Committee subject to applicable law. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company, a Subsidiary or a Parent Company, and any such employee may be terminated at any time, with or without cause.

          P.   Unsecured Obligation

               Optionees under this Plan shall not have any interest in any fund or specific asset of the Company by reason of this Plan. No trust shall be created in connection with this Plan or any award thereunder, and there shall be no required funding of amounts which may become payable to any Optionee.

          Q.   Tax Withholding

               The Company, a Subsidiary or a Parent Company, as appropriate, shall have the right to deduct or withhold from all payments or distributions amounts sufficient to cover any federal, state or local taxes required by law to be withheld or paid with respect to such payments or distributions and, in the case of stock appreciation rights for which the Optionee receives Common Stock as payment, the participant or other person receiving such Common Stock may be required to pay to the Company, a Subsidiary or a Parent Company, as appropriate, the amount of any such taxes which the Company, Subsidiary or Parent Company is required to withhold with respect to such Common Stock. In the event the cash portion of a stock appreciation right is insufficient to cover the required withholding, the Optionee may be required to pay to the Company the amount of such taxes. In the case of non-qualified options, the Company may require that required withholding taxes be paid to the Company at the time the option is exercised. The Company may also permit any withholding tax obligations incurred by reason of the exercise of any stock option to be satisifed by withholding shares (that would otherwise be obtained upon such exercise) having a Fair Market Value equal to the aggregate amount of taxes which are to be withheld. In the case of persons subject to
          Section 16(b), such withholding shall be on terms consistent with Rule 16b-3.

          R.   Expenses of Plan

               The expenses of administering the Plan shall be borne by the Company, its Subsidiaries and its Parent Companies.

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          S.   Reliance on Reports

               Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company, its Subsidiaries and its Parent Companies and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any report or information or for any action, including the furnishing of information taken or failure to act, in good faith.

          T.   Indemnification

               Each person who is or shall have been a member of the Committee or of the Board or any other persons involved in the administration of this Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any such action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold him harmless.

          U.   Amendment and Termination

               Unless this Plan shall theretofore have been terminated as hereinafter provided, no options or stock appreciation rights may be granted after the tenth anniversary of the adoption of the Plan by the Board. The Committee may terminate, modify or amend the Plan in such respect as it shall deem advisable, without obtaining approval from the Company's stockholders except as such approval may be required pursuant to Rule 16b-3 or the Code. No termination, modification or amendment of the Plan may, without the consent of an Optionee to whom an option shall theretofore have been granted, adversely affect the rights of such Optionee under such option.

          V.   Gender

               Any masculine terminology used in this Plan shall also include the feminine gender.



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



          W.   Effective Date of the Plan

               This Plan was approved by the Board and the stockholders of the Company on November 5, 1989 and became effective January 1, 1990.

                                        THE PROMUS COMPANIES INCORPORATED



                                        By:     NEIL F. BARNHART
                                             ---------------------------
                                             Neil F. Barnhart
                                             Vice President


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